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Exhibit 99

For Immediate Release

Contact:
Matthew Shepherd
678-942-2683
mshepherd@netbank.com

NetBank, Inc. Reports $.18 EPS for Second Quarter 2004

Dividend of $.02 per Share Declared
For Shareholders of Record on August 15, 2004

ATLANTA (July 28, 2004)—NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank®(www.netbank.com), today reported earnings for the second quarter of 2004.

Net income totaled $8.5 million or $.18 per share for the quarter, compared with $14.2 million or $.29 per share for the second quarter of 2003. Through the six months year-to-date, the company has recorded net income of $17.9 million or $.38 per share, compared with $24.9 million or $.51 per share for the same period a year ago. Based on the company's continued strong financial position, the board of directors declared a dividend of $.02 per share payable to shareholders of record on August 15, 2004. The dividend will be disbursed on September 15, 2004.

Quarterly highlights include:

  •
  The banking segment contributed 36% of total income.

  •
  The bank's net interest spread, after provision, expanded to 169 basis points (bps), an increase of 24 basis points from last quarter.

  •
  Record non-conforming loan volumes helped the company achieve total loan production of $3.9 billion, a quarter-over-quarter increase of $645 million or 20%.

  •
  Loan sales totaled $3.4 billion, a decrease of $338 million or 9% from last quarter.

  •
  The company's annualized balance sheet turn equaled 2.4 times.

Management also repurchased 368,936 shares of the company's common stock during the quarter. The average price paid per share was $10.98. Management has approval to buy back an additional 1.1 million shares under previous board authorizations.

Management Commentary

"We're pleased with our performance this quarter and believe the results show the success we are having in executing our long-term strategy," said Douglas K. Freeman, chairman and chief executive officer. "As expected, the economic environment posed a challenge. Profitability in our conforming mortgage operations came under continued pressure as refinancing activity slowed industry-wide causing overall application volumes to decline and pricing among lenders to grow more competitive. But, many of the counter-cyclical business operations we have been developing, especially at the bank, provided support."

"We anticipated a significant increase in prepayments within our servicing portfolio and downside risk to our hedge performance," said Steve Herbert, chief finance executive. "Although these risks materialized, their negative impact was largely offset by improvements in the current value of our underlying MSRs. We cultivated the servicing asset over the past two years in preparation for a turn in the rate cycle, and this quarter's results show the strategic benefits of that decision."

"The interplay between the segments this quarter point toward the better earnings balance we are beginning to achieve," Freeman concluded. "We expect this trend to continue as we gain further traction at the bank and within our newer lines of business."

Banking Segment

Table 1 below details results in the company's banking segment. The bank's pre-tax income, before gains on securities and net hedge results, improved meaningfully again this quarter. It rose to $4.0 million, an increase of $535,000 or 15% from last quarter. This increase relates to continued growth of the bank's earning assets. Earning assets totaled $4.3 billion at quarter-end, up $133 million or 13% on an annualized basis.

As anticipated, servicing results were adversely affected by $3.9 million, pre-tax, in additional amortization and impairment expense due to heightened pre-payment speeds and $1.8 million, pre-tax, in hedging losses. These charges were offset in part by a recovery of impairment reserves totaling $9.7 million, pre-tax. The recovery relates to an adjustment of certain valuation assumptions the company uses for its servicing portfolio. These adjustments took into account the significant rise in market rates over the past few months and a marked increase in secondary market activity for servicing rights.

  Table 1

BANKING SEGMENT
($ in 000s, Unaudited)

	2004
	2nd Qtr	1st Qtr	Change
Net interest income	$19,750	$16,989	$2,761
Provision for credit losses	1,643	1,829	(186)

Net interest income after provision	18,107	15,160	2,947
Fees, charges and other income	3,262	3,985	(723)

Total revenues	21,369	19,145	2,224
Total expenses	17,344	15,655	1,689

Pre-tax income before gains on securities, debt and net servicing results	4,025	3,490	535
Net gain on securities and prepaid debt	—	3,169	(3,169)
Net servicing results	759	(2,107)	2,866

Pre-tax income (loss)	$4,784	$4,552	$232

Earning assets	$4,289,058	$4,156,361	$132,697
UPB underlying MSRs	$12,889,546	$13,086,946	$(197,400)
Efficiencies to earning assets
Net interest income after provision	1.69%	1.45%	0.24%
Fees, charges and other income	0.30%	0.38%	(0.08)%

Banking revenues	1.99%	1.83%	0.16%
Total expenses	1.62%	1.51%	0.11%

Pre-tax income before net gains on securities, debt and net servicing results	0.37%	0.32%	0.05%

Net servicing results to UPB underlying MSRs	0.02%	(0.06)%	0.08%

Bank deposits totaled $2.5 billion at quarter-end, a decrease of $195 million or 7% from last quarter. The decline in deposits was centered primarily in escrow accounts held for the bank's mortgage operations and in retail certificates of deposit. These accounts fell by $90 million and $58 million respectively. Within the small business area, deposits grew to $43 million, an increase of $9.5 million or

29% from last quarter. This growth reflects an increase in new customers as well as deepening relationships with existing customers. The average small business checking account balance increased by $1,160 to $5,844 and the average small business money market balance by $5,701 to $41,231.

Updates on other key performance statistics for the banking segment include:

  •
  The indirect auto lending operation originated $124 million in loans, a quarter-over-quarter increase of $37 million. The loans carried an average FICO score above 725.

  •
  Production through our commercial equipment leasing business totaled $42 million, up by $3 million from last quarter.

There have been no material changes in the company's litigation over leases originated by Commercial Money Center, Inc. (CMC). The company continues to seek performance of bonds issued on the leases by Illinois Union Insurance Company, an affiliate of ACE INA Group (NYSE: ACE); Safeco Insurance Company, an affiliate of Safeco (Nasdaq: SAFC); and Royal Indemnity Company, an affiliate of Royal and Sun Alliance Group (NYSE: RSA).

Based on legal expenses and unrealized income, the CMC litigation affected second quarter results by $2.7 million, pre-tax, or $.04 per share, after-tax. The year-to-date CMC effect totals $4.0 million, pre-tax, or $.05, after-tax. Heightened activity in the discovery process over the past few quarters and the decision to amend our complaint to pursue additional claims contributed to the increase in legal expenses this quarter. Legal expenses are expected to decline next quarter as the pre-trial discovery process begins to wind down. The company believes its case remains strong and is committed to pursuing its claims.

Financial Intermediary Segment

Table 2 below details results in the company's financial intermediary segment. Pre-tax income totaled $12.5 million, an increase of $653,000 from last quarter. Loan production rose to $3.9 billion, up $645 million or 20% on a quarter-over-quarter basis. Loan sales declined to $3.4 billion, a decrease of $338 million or 9%. Segment income improved in spite of lower sales due to an increase in the pre-tax margin. The pre-tax margin rose to 50 bps, up 34 bps from last quarter.

The pre-tax margin increase is attributable to a slight easing of pricing pressures at the beginning of the quarter and the company's decision to employ a whole loan sales strategy for certain conforming loans. The company may elect this strategy when it can realize a higher value for a whole loan than it could achieve by bifurcating and retaining the servicing right from the loan.

  Table 2

FINANCIAL INTERMEDIARY
($ in 000s, Unaudited)

	2004
Pre-tax results
	2nd Qtr	1st Qtr	Change
Net interest income	$16,403	$14,105	$2,298
Gain on sales of loans	35,442	32,299	3,143
Other (expense) income	(590)	1,711	(2,301)
Net MG Reinsurance results	535	507	28

Total revenues	51,790	48,622	3,168
Salary and employee benefits	23,900	22,446	1,454
Occupancy & Depreciation expense	7,002	6,736	266
Other expenses	8,352	7,557	795

Total expenses	39,254	36,739	2,515

Pre-tax income	$12,536	$11,883	$653

Production	$3,903,437	$3,258,766	$644,671
Sales	$3,433,347	$3,771,503	$(338,156)
Efficiencies
Total revenues to sales	1.51%	1.29%	0.22%
Total expenses to production	1.01%	1.13%	(0.12)%

Pre-tax margin	0.50%	0.16%	0.34%

Updates on other key performance statistics for the financial intermediary segment include:

  •
  Non-conforming loan production totaled a record $878 million, an increase of $350 million or 66% from last quarter. June production of $372 million temporarily eclipsed the long-term $333 million monthly production goal the company is striving toward.

  •
  Through an acquisition of select assets, the company established a specialty lending division to generate RV, boat and personal aircraft loans for delivery to institutional investors.

Transaction Processing Segment

Table 3 below details results in the company's transaction processing segment. The segment reported a pre-tax loss of $1.1 million compared with pre-tax income of $172,000 last quarter. The loss relates primarily to a $1.2 million increase in expense within the servicing operation. The increase was comprised of a change in intra-company expense allocations and project fees associated with platform enhancements.

  Table 3

TRANSACTION PROCESSING
($ in 000s, Unaudited)

	2004
	2nd Qtr	1st Qtr	Change
Total revenue	$6,928	$6,669	$259
Total expenses	8,070	6,497	1,573

Pre-tax loss	$(1,142)	$172	$(1,314)

Updates on other key performance statistics for the transaction processing segment include:

  •
  The ATM and merchant processing business reported pre-tax income of $605,000, an increase of $230,000 or 61% from last quarter.

  •
  This same operation completed a small acquisition of ATMs helping to bring the total number of machines in our network to 6,994, a quarter-over-quarter increase of 1,513. Our ATMs now rank as the second-largest bank-operated network in the country.

  •
  Our third-party mortgage processing operation added 56 new relationships this quarter. Total relationships now stand at 659.

  •
  We moved deposit processing for the bank to our new state-of-the-art facility. This center will serve as the cornerstone of our electronic check clearing initiatives.

Next Quarter Earnings Outlook

Current estimates for the company's third quarter results range from $.19 to $.24. This range is based on the individual estimates of the nine independent equity analysts who follow the company today. Management believes third quarter's operating environment will be similar, if not more challenging, than second quarter's. It expects lower conforming loan volumes and compressed gain on sale margins from continued competitive pricing pressures. Given this outlook, the current range of estimates appears high.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company's different business channels over the past five quarters. It is intended to supplement the information in this announcement and give interested parties a better understanding of the company's operations and financial trends.

Interested parties can find this quarterly supplement on the company's Web site at www.netbank.com. Go to "About NetBank" and then "Investor Relations." The material is accessible through the link titled "Financial Data."

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company's performance during a quarter. The monthly report is published directly to the Web site around the 15th of each month.

Conference Call Information

Management has scheduled a conference call to discuss the quarterly results with financial analysts, media and other interested parties. The call will be held today at 10 a.m. EDT.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman
Passcode:	NetBank
Toll-Free:	888-381-5770
International:	+1-773-756-4630
One-Week Replay:	866-419-8653

The company will audiocast the call on its Web site within the "Investor Relations" area. Individuals who cannot participate in the live call may e-mail their questions to mshepherd@netbank.com. Questions must be received before 8:30 a.m. EDT for inclusion in the discussion.

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbank.com.

###

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about 1) the potential offset to declining profitability in certain areas by counter-cyclical business operations; 2) the achievement of a better balanced business with a more consistent earnings profile; 3) continual improvement in the bank's net income, before securities or net servicing results; 4) confidence in the company's legal standing in the CMC litigation; and 5) ongoing improvement in key statistical trends within the banking, financial intermediary or transaction processing segment are "forward-looking statements" involving risks and uncertainties that could cause actual results to differ materially. Potential risks include, but are not limited to 1) underperformance within an operation or unforeseen economic conditions that adversely affect performance within one or more areas; 2) a change in strategy or erroneous assumptions made within the strategic planning process; 3) unforeseen financial, economic or operational conditions; 4) an adverse ruling in the litigation; and 5) lack of continued growth or success with key strategic initiatives. The company has no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties facing NetBank, Inc., see "Risk Factors" in the company's SEC filings.

NetBank, Inc.
Consolidated Statements of Operations
For the Three Months Ended June 30,
(Unaudited and in 000's except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other/ eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.
Interest income:
Loans and leases	$25,159	$28,761	$10	$652	$54,582	$44,903
Investment securities	3,905	—	—	—	3,905	5,351
Short-term investments	167	20	—	3	190	87
Inter-company	9,941	55	—	(9,996)	—	—

Total interest income	39,172	28,836	10	(9,341)	58,677	50,341
Interest expense:
Deposits	10,684	—	—	—	10,684	12,534
Other borrowed funds	8,727	2,601	21	145	11,494	9,099
Inter-company	90	9,814	—	(9,904)	—	—

Total interest expense	19,501	12,415	21	(9,759)	22,178	21,633

Net interest income	19,671	16,421	(11)	418	36,499	28,708
Provision for credit losses	1,643	23	—	—	1,666	894

Net interest income after provision for credit losses	18,028	16,398	(11)	418	34,833	27,814
Non-interest income:
Service charges and fees	13,007	548	3,083	—	16,638	12,452
Gain on sales of loans and MSRs	(2)	35,442	—	(1,541)	33,899	59,624
Other Income	(964)	(275)	1,322	—	83	3,416
Gain on sales of investment securities	—	—	—	—	—	5,062
Intersegment servicing/processing fees	—	—	3,937	(3,937)	—	—

Total non-interest income	12,041	35,715	8,342	(5,478)	50,620	80,554
Non-interest expense:
Salaries and benefits	4,166	23,900	3,120	969	32,155	32,075
Customer service	3,081	—	30	—	3,111	2,827
Marketing costs	953	1,036	92	83	2,164	2,257
Data processing	2,821	1,044	810	—	4,675	3,871
Depreciation and amortization	1,414	2,612	712	95	4,833	3,655
Impairment and amortization of MSRs	3,950	84	—	—	4,034	17,534
Office expenses	341	1,640	796	14	2,791	2,642
Occupancy	528	4,390	378	77	5,373	4,240
Travel and entertainment	158	926	216	86	1,386	1,093
Professional fees	2,344	1,389	829	441	5,003	3,715
Other	3,034	890	2,490	(153)	6,261	6,049
Minority interests in affiliates	—	224	—	—	224	—
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	5,975
Intersegment servicing/processing fees	2,495	1,442	—	(3,937)	—	—

Total non-interest expense	25,285	39,577	9,473	(2,325)	72,010	85,933

Income (loss) before income taxes	4,784	12,536	(1,142)	(2,735)	13,443	22,435
Income tax (expense) benefit	(1,773)	(4,645)	427	1,015	(4,976)	(8,222)

Net income (loss)	$3,011	$7,891	$(715)	$(1,720)	$8,467	$14,213

Net income per common and potential common shares outstanding:
Basic					$0.18	$0.30
Diluted					$0.18	$0.29
Weighted average common and potential common shares outstanding:
Basic					46,790	47,968
Diluted					47,169	48,639

NetBank, Inc.
Consolidated Statements of Operations
For the Six Months Ended June 30,
(Unaudited and in 000's except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.
Interest income:
Loans and leases	$46,446	$54,543	$18	$1,614	$102,621	$83,164
Investment securities	7,871	—	—	—	7,871	11,960
Short-term investments	324	40	—	6	370	219
Inter-company	20,317	113	—	(20,430)	—	—

Total interest income	74,958	54,696	18	(18,810)	110,862	95,343
Interest expense:
Deposits	22,502	—	—	—	22,502	24,980
Other borrowed funds	15,635	4,146	45	286	20,112	18,152
Inter-company	243	20,008	—	(20,251)	—	—

Total interest expense	38,380	24,154	45	(19,965)	42,614	43,132

Net interest income	36,578	30,542	(27)	1,155	68,248	52,211
Provision for credit losses	3,472	41	—	—	3,513	1,762

Net interest income after provision for credit losses	33,106	30,501	(27)	1,155	64,735	50,449
Non-interest income:
Service charges and fees	25,953	1,313	6,404	—	33,670	23,778
Gain on sales of loans and MSRs	1,061	67,741	—	(2,589)	66,213	108,547
Other Income	1,053	1,234	1,972	—	4,259	5,979
Gain on sales of investment securities	3,169	—	—	—	3,169	11,394
Intersegment servicing/processing fees	—	—	7,727	(7,727)	—	—

Total non-interest income	31,236	70,288	16,103	(10,316)	107,311	149,698
Non-interest expense:
Salaries and benefits	9,053	46,346	6,030	1,653	63,082	61,885
Customer service	5,966	—	58	—	6,024	5,598
Marketing costs	1,978	2,073	186	186	4,423	4,331
Data processing	5,733	2,113	1,320	—	9,166	8,021
Depreciation and amortization	2,909	5,135	1,382	190	9,616	7,191
Impairment and amortization of MSRs	14,166	114	—	—	14,280	27,335
Office expenses	727	3,192	1,517	35	5,471	5,365
Occupancy	1,025	8,603	777	102	10,507	8,553
Travel and entertainment	277	1,788	339	158	2,562	1,945
Professional fees	3,017	2,356	1,641	899	7,913	6,602
Other	5,280	1,384	3,796	(347)	10,113	11,964
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	11,951
Minority interests in affiliates	—	414	—	—	414	—
Intersegment servicing/processing fees	4,875	2,852	—	(7,727)	—	—

Total non-interest expense	55,006	76,370	17,046	(4,851)	143,571	160,741

Income (loss) before income taxes	9,336	24,419	(970)	(4,310)	28,475	39,406
Income tax (expense) benefit	(3,480)	(9,102)	362	1,606	(10,614)	(14,491)

Net income (loss)	$5,856	$15,317	$(608)	$(2,704)	$17,861	$24,915

Net income per common and potential common shares outstanding:
Basic					$0.38	$0.52
Diluted					$0.38	$0.51
Weighted average common and potential common shares outstanding:
Basic					47,020	48,146
Diluted					47,568	48,700

NetBank, Inc.
Condensed Consolidated Balance Sheet
As of June 30,
(Unaudited and in 000's except per share data)

	2004					2003
	Retail Banking	Financial Intermediary	Transaction Processing	Other/ Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$54,003	$23,136	$278	$(3,480)	$73,937	$34,236
Federal funds sold	16,492	4,247	2,556	53	23,348	24,674

Total cash and cash equivalents	70,495	27,383	2,834	(3,427)	97,285	58,910
Investment securities available for sale-at fair value	439,033	5	—	—	439,038	347,747
Stock of Federal Home Loan Bank of Atlanta-at cost	89,861	—	—	—	89,861	50,505
Investment in subsidiaries and affiliates	337,520	—	—	(337,520)	—	—
Loans held for sale	8,070	1,469,062	—	309,320	1,786,452	2,527,302
Loans and leases receivable-net of allowance for losses	2,332,564	1,581	1	(6,682)	2,327,464	1,184,696
Mortgage servicing rights	197,730	2,590	—	—	200,320	103,094
Accrued interest receivable	9,791	3,974	—	160	13,925	11,903
Furniture, equipment and capitalized software	14,830	33,161	2,487	3,318	53,796	51,409
Goodwill and other intangibles	2,218	42,348	24,743	265	69,574	45,959
Due from servicers and investors	28,135	9,636	15	116	37,902	40,037
Intercompany receivable	1,706,959	14,488	1,572	(1,723,019)	—	—
Other assets	24,307	23,057	2,700	10,083	60,147	88,863

Total assets	$5,261,513	$1,627,285	$34,352	$(1,747,386)	$5,175,764	$4,510,425

Liabilities
Deposits	$2,452,403	$—	$—	$(3,918)	$2,448,485	$2,464,232
Other borrowed funds	1,567,225	191,880	1,496	298,374	2,058,975	1,352,589
Subordinated debt	—	—	—	11,857	11,857	8,764
Convertible subordinated debt						26,213
Accrued interest payable	8,822	953	—	109	9,884	10,435
Loans in process	—	51,968	—	—	51,968	119,870
Intercompany debt	711,667	991,536	56	(1,703,259)	—	—
Representations and warranties	—	20,817	—	1,461	22,278
Accounts payable and accrued liabilities	69,482	69,998	4,111	(2,173)	141,418	107,994

Total liabilities	4,809,599	1,327,152	5,663	(1,397,549)	4,744,865	4,090,097

Commitments and contingencies	—	—	—	—	—	—
Minority interests in affiliates	—	389	—	—	389	—
Shareholders' equity
Preferred stock, no par (10,000,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000,000 shares authorized, 52,820,308 and 52,761,508 shares issued, respectively)	3,206	741	5	(3,424)	528	528
Additional paid-in capital	377,009	212,865	30,868	(188,713)	432,029	431,389
Retained earnings (deficit)	73,674	86,138	(1,819)	(98,105)	59,888	20,410
Accumulated other comprehensive loss, net of tax	(1,975)	—	—	—	(1,975)	11,608
Treasury stock, at cost (6,146,893 and 4,905,710 shares, respectively)	—	—	(365)	(59,274)	(59,639)	(43,607)
Unearned compensation	—	—	—	(321)	(321)	—

Total shareholders' equity	451,914	299,744	28,689	(349,837)	430,510	420,328
Total liabilities, minority interests and shareholders' equity	$5,261,513	$1,627,285	$34,352	$(1,747,386)	$5,175,764	$4,510,425

NetBank, Inc. Consolidated
Selected Financial and Operating Data
(Unaudited and in 000's except per share data)

	Quarter Ended
	June 30, 2004	March 31, 2004	June 30, 2003
Consolidated:
Net income (loss)	$8,467	$9,394	$14,213
Total assets	$5,175,764	$4,371,952	$4,510,425
Total equity	$430,510	$433,587	$420,328
Return on average equity	7.84%	8.70%	13.76%
Return on average assets	0.70%	0.84%	1.37%
Book value per share	$9.22	$9.23	$8.78
Tangible book value per share	$7.73	$7.84	$7.82
NetBank, FSB:
Deposits	$2,448,726	$2,644,608	$2,466,961
Customers	167,768	165,177	162,854
Estimated Capital Ratios:
Tier 1 (core) capital ratio	6.86%	6.63%	6.18%
Tangible equity ratio	6.86%	6.63%	6.18%
Tier 1 risk-based capital ratio	11.11%	10.82%	9.29%
Total risk-based capital ratio	12.28%	12.23%	10.84%
Asset quality numbers:
CMC Lease portfolio	$77,638	$77,835	$83,769
Non-performing loans — HFI	2,630	3,583	3,137
Non-performing loans — HFS (1)	32,081	21,680	18,305

Non-performing loans — Total	112,349	103,098	105,211
Other real estate owned (2)	4,743	3,839	2,433

Total non-performing assets	$117,092	$106,937	$107,644
Allowance for credit losses (ALLL)	$46,033	$44,591	$41,690
Net (charge-offs) and recoveries	$(224)	$(945)	$(995)
Asset quality ratios:
Non-performing assets / average assets	2.43%	2.38%	2.59%
ALLL / total non-performing assets	39.31%	41.70%	38.73%
ALLL / loan and lease receivables	1.94%	2.14%	3.40%
Net charge-offs / total assets (annualized)	0.02%	0.09%	0.09%
Mortgage Banking:
Production Activity:
Retail	$724,535	$563,165	$935,447
Correspondent	1,350,933	1,271,034	2,528,184
Wholesale	897,743	847,762	1,451,884
RMS	52,396	48,877	177,674

Total agency-eligible	3,025,607	2,730,838	5,093,189
Non-conforming	877,830	527,928	508,341

Total	$3,903,437	$3,258,766	$5,601,530

Sales Activity:
Third party sales	$3,083,412	$3,478,133	$4,483,795
Sales to the retail bank	349,935	293,370	265,645

Total sales	$3,433,347	$3,771,503	$4,749,440

Pipeline:
Locked mortgage loan pipeline	$1,111,256	$1,678,698	$3,362,424
Mortgage application pipeline	3,520,991	4,067,125	2,954,577

Total Pipeline	$4,632,247	$5,745,823	$6,317,001

UPB of loans serviced:	$17,549,546	$17,581,242	$14,451,910

(1)
Held for sale assets are carried at the lower of cost or market (LOCOM). LOCOM adjustments, under GAAP, are direct reductions of the assets' carrying value and are not considered allowances.

(2)
Other real estate owned is carried at net realizable value.

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NetBank, Inc. Reports $.18 EPS for Second Quarter 2004